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                                                                    EXHIBIT 21.1



Subsidiaries of Borders Group, Inc.


SUBSIDIARY                          STATE OF INCORPORATION
----------                          ----------------------
BB Holdings, Inc.                           Michigan
Borders, Inc.                               Colorado
Borders Fulfillment, Inc.                   Delaware
Borders Management, LLC                     Delaware
Borders Online, LLC                         Delaware
Borders Outlet, Inc.                        Colorado
Borders Properties, Inc.                    Delaware
Planet Music, Inc.                          North Carolina
Niche Marketing Limited, Inc.               Ohio
  d/b/a All Wound Up!                       Ohio
The Library, Ltd.                           Missouri
WB Holdings, Inc.                           Michigan
Walden Book Company, Inc.                   Colorado
Waldenbooks Properties, Inc.                Delaware
Books (UK) Limited
  formerly Books etc. Limited               U.K.
Borders New Zealand Limited                 New Zealand
Borders PTE. Limited                        Singapore
Borders Australia PTY, Limited              Australia
BGI U.K. Limited                            U.K.
BGP U.K. Limited                            U.K.
Paperchase Products Limited *               U.K.


* BGI owns 19.9% with an option to acquire the remaining shares.